Exhibit 99.6

FORM OF BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials referred to therein relating to the rights offering by Alon USA Energy, Inc., a Delaware corporation (the “Company”), of subscription rights distributed to the stockholders of record of common stock of the Company as of the close of business, New York City time, on          , 2010 (the “Record Date”) to purchase shares of the Company’s 8.75% Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”). The Rights are described in detail in the Company’s prospectus dated          , 2010, (the “Prospectus”).

With respect to any instructions to sell or otherwise transfer your subscription rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 6:00 p.m., New York City time, on          , 2010, the fifth business day prior to the scheduled expiration date of the rights offering of          , 2010, which may be extended by the Company in its sole discretion. With respect to any instructions to exercise (or not to exercise) the subscription rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 6:00 p.m., New York City time, on          , 2010, the last business day prior to the scheduled expiration date of the rights offering of          , 2010, which may be extended by the Company in its sole discretion.

This will instruct you whether to exercise subscription rights to purchase shares of the Series A Preferred Stock with respect to the common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Instructions for Completion of Alon USA Energy, Inc. Rights Certificates.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

☐	Please exercise my (our) subscription rights for shares of Series A Preferred Stock as set forth below:

The number of subscription rights for which the undersigned gives instructions for exercise under the basic subscription right should not exceed the number of subscription rights that the undersigned is entitled to exercise.

Number of
Shares of Series A
	Preferred Stock	Exercise Price		Payment

Basic Subscription Right		×	$10 =	$	(Line 1)
Over-Subscription Right		×	$10 =	$	(Line 2)

Total Payment Required				$
(Sum of Lines 1 and 2; must equal total of amounts in Boxes 2 and 3.)

I am (we are) making the total purchase price payment required in the following manner:
Box 3	☐	Payment in the following amount is enclosed: $ ; or
Box 4	☐	Please deduct payment of $ from the following account maintained by you as follows:

		Type of Account	Account No.

(The total of the above two boxes must equal the “Total Payment Required” specified above.)

I (we) on my (our) behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

• irrevocably elect to exercise the number of subscription rights indicated above upon the terms and conditions specified in the Prospectus;

• agree that if I (we) fail to pay for the Series A Preferred Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law; and

• understand that my (our) exercise of subscription rights may not be withdrawn.

☐	Please sell of my (our) subscription rights for shares of the Series A Preferred Stock.
(number of rights)

☐	Please do not exercise my (our) subscription rights for shares of the Series A Preferred Stock.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name of each purchaser:

Capacity:

Address (including zip code) of each purchaser:

Telephone Number(s):